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                        [LAKES GAMING, INC. LETTERHEAD]


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FOR FURTHER INFORMATION CONTACT:
Jaye Snyder  612-449-8556
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FOR IMMEDIATE RELEASE:
MONDAY, MARCH 15, 1999

                  LAKES GAMING, INC. ANNOUNCES APPELLATE COURT
                   AFFIRMANCE OF DERIVATIVE LAWSUIT DISMISSAL


MINNEAPOLIS, MARCH 15, 1999 - LAKES GAMING, INC. (NASDAQ "LACO") today announced that the Minnesota Court of Appeals has affirmed a lower court's dismissal of a shareholder derivative lawsuit previously brought against certain former officers and directors of Grand Casinos, Inc.

The lawsuit, originally filed in February 1997, alleged breach of fiduciary duties by certain former officers and directors of Grand Casinos in connection with Grand Casinos' involvement in Stratosphere Corporation. The Grand Casinos Board of Directors appointed an independent special litigation committee, which evaluated the claims and recommended in December 1997 that such claims not be pursued. In May 1998, the trial court dismissed the lawsuit, and the Minnesota Court of Appeals has now affirmed that dismissal.

Under the terms of the agreement governing the spin-off of Lakes from Grand Casinos in December 1998, Lakes agreed to assume all litigation liabilities associated with Grand Casinos' former investment in Stratosphere Corporation, and to indemnify Grand Casinos, and its former officers and directors against claims arising from the Stratosphere litigation.

Commenting on the dismissal, Lyle Berman, chairman of the board and chief executive officer of Lakes, and former chairman of the board of Grand Casinos, said, "Both Lakes and Grand Casinos have indicated their commitment to defend Grand Casinos and its former officers and directors vigorously in connection with the Stratosphere litigation. We have continually stated that the lawsuits are without merit and we are naturally pleased with the court's decision."

The plaintiffs have until April 8, 1999, to seek further review of the ruling by the Minnesota Supreme Court.

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Lakes Gaming, Inc. is a publicly held casino management company that was formed through a distribution to shareholders of Grand Casinos, Inc. effected in December 1998. The company currently manages the two largest casino resorts in Louisiana. Grand Casino Avoyelles is located in the central part of the state, approximately 80 miles northwest of Baton Rouge. Grand Casino Coushatta is located in southwestern Louisiana, near Interstate 10, approximately 160 miles east of Houston. Lakes Gaming, Inc. common shares are traded on the Nasdaq Stock Market under the trading symbol "LACO."

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission.
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